Exhibit 99.1

Enzo Biochem Announces Notification to New York Stock Exchange of Intention to Voluntarily Delist Common Stock and Transfer Trading of Shares to OTCQX

FARMINGDALE, N.Y., March 28, 2025 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or the “Company”) today announced its intention to voluntarily delist its common stock from The New York Stock Exchange (“NYSE”) and to have its common stock quoted on the OTCQX Best Market (“OTCQX”).

Enzo provided notice of the voluntary delisting to the NYSE on March 28, 2025 and intends to timely file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting.  It is anticipated that the delisting will become effective on or about April 17, 2025, with trading on OTCQX to commence on or about April 18, 2025.

This announcement follows the Company’s previously disclosed receipt of a notice from the NYSE that the Company is not in compliance with the NYSE’s continued listing standards with respect to market capitalization, stockholder’s equity and average closing stock price. The Company considered available alternatives to cure the deficiencies identified by the NYSE, and the Company’s Board of Directors has determined to voluntarily delist the Company’s common stock from the NYSE and transfer trading of the common stock to the OTCQX at this time rather than continuing activity with the NYSE’s listing requirements.

The Company has made an application to have its common stock quoted on the OTCQX and expects that the common stock will be quoted on the OTCQX on the next trading day after NYSE trading is no longer available, anticipated to be on or about April 18, 2025, subject to the approval of the OTCQX.

The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, following the delisting of its common stock from the NYSE. Shareholders will not be required to exchange any shares, and the Company expects electronic trading to be available without any material disruption.

About Enzo Biochem

Enzo Biochem, Inc. has operated as a life sciences company for over 45 years. The primary business of Enzo today is conducted through its Life Sciences division, Enzo Life Sciences, which focuses on labeling and detection technologies from DNA to whole cell analysis, including a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. The Company monetizes its technology primarily via sales through our global distribution network and licensing. For more information, please visit enzo.com or follow Enzo Biochem on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the delisting of the Company’s common stock and the future quotation of the Company’s common stock on the OTCQX and the timing thereof.  In some cases, you can identify forward-looking statements by terms such as “expect,” “anticipate,” “continue,” “plan,” “intend,” “will,” or “typically,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to risks associated with the delisting of the Company’s common stock from the NYSE, its application to the OTCQX, the timing of such actions and their effect on the trading or price of the Company’s common stock, and the other risks and uncertainties included under the heading “Risk Factors” in Enzo’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, and in its subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Enzo’s views as of the date hereof, and Enzo does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Enzo Biochem Contacts

For Enzo Biochem:

Patricia Eckert, Chief Financial Officer Enzo Biochem 631-755-5500 peckert@enzo.com